Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of RLJ Entertainment, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 18, 2016

AMC NETWORKS INC.

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer

RAINBOW MEDIA HOLDINGS LLC

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer

RAINBOW MEDIA ENTERPRISES, INC.

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer

RAINBOW PROGRAMMING HOLDINGS LLC

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer

IFC ENTERTAINMENT HOLDINGS LLC

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer

DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President and Chief Financial Officer